Exhibit 23.6

WILLIAMSON PETROLEUM CONSULTANTS, INC.

TEXAS REGISTERED ENGINEERING FIRM F-81

303 VETERANS AIRPARK LANE, SUITE 1100

MIDLAND, TEXAS 79705

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference of (1) our third party letter report dated February 26, 2010, containing our opinion on the proved reserves attributable to certain properties owned by Arena Resources, Inc. and (ii) our name and information supplied by us to Arena Resources, Inc. found in the Arena Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 in the Registration Statement on Form S-1 and Form S-3 (and the related prospectus) of SandRidge Mississippian Trust I and SandRidge Energy, Inc., to be filed on or about January 5, 2011, including any amendments thereto. We further consent to the use of our name in the “Experts” section of the Registration Statement.

/s/ Williamson Petroleum Consultants, Inc.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

January 4, 2011